                       [LETTERHEAD OF BATTLE FOWLER LLP]

                                August 14, 1997



Board of Directors
American General Hospitality Corporation
5605 MacArthur Blvd.
Suite 1200
Irving, Texas  75038

          Re: American General Hospitality Corporation
              Registration Statement on Form S-3 (No. 333-33007)
              --------------------------------------------------

Gentlemen:

          We are acting as counsel for American General Hospitality Corporation, a Maryland corporation (the "Company"), in connection with its Registration Statement on Form S-3 (Registration No. 333-33007), and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission, with respect to the registration of (i) shares of the Company's Common Stock, $0.01 par value per share ("Common Stock"), or (ii) warrants to purchase Common Stock ("Warrants") with an aggregate offering price of up to $500,000,000 to be offered from time to time, in amounts, at prices and on terms to be determined at the time of offering. The Common Stock and Warrants are collectively referred to herein as the "Securities."

          In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary for the purpose of the opinion expressed below.
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                                                                          PAGE 2


                               BATTLE FOWLER LLP

Board of Directors                                         August 14, 1997

          In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

          We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York and the federal law of the United States. With respect to matters of Maryland law, we have relied exclusively on the opinion of Ballard Spahr Andrews & Ingersoll, Maryland counsel to the Company, a copy of which is attached hereto as Exhibit
                                                                       -------
A. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

          Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

   1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with SDAT.

   2. Upon the completion of all approvals of either the Board of Directors of the Company or a duly authorized committee thereof in accordance with the Maryland General Corporation Law (such approval the "Corporate Proceedings") relating to the Securities that are shares of Common Stock (the "Common Securities") and the due execution, countersignature and delivery of certificates representing Common Securities and assuming that the sum of (a) all shares of Common Stock issued as of the date hereof, (b) any shares of Common Stock issued between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities), and
(c) the Common Securities will not exceed the total number of shares of Common Stock that the Company is authorized to issue, the Common Securities are duly authorized and, when and if delivered against payment therefor, in accordance with the resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the Securities and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

   3. Upon the completion of all Corporate Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized by all necessary corporate action
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                                                                          PAGE 3

                               BATTLE FOWLER LLP

Board of Directors                                         August 14, 1997

and when duly executed and delivered by the Company against payment therefor and countersigned by the applicable Warrant agent in accordance with the applicable Warrant agreement and delivered to and paid for by the purchasers of the Warrants in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will be validly issued.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                    Very truly yours,



                                    BATTLE FOWLER LLP

                                   EXHIBIT A
                                   ---------


                       BALLARD SPAHR ANDREWS & INGERSOLL
                                   Suite 1900
                            300 East Lombard Street
                           Baltimore, MD  21202-3268


                                August 14, 1997


Battle Fowler LLP
75 East 55th Street
New York, New York   10022


     Re:  American General Hospitality Corporation:
          Registration Statement on Form S-3:  $500,000,000
          Aggregate Offering Price of Common Stock and
          Common Stock Warrants
          -------------------------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to American General Hospitality Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities of the Company having an aggregate initial offering price of up to $500,000,000 (collectively, the "Securities"): (a) shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") (including shares of Common Stock which may be issued upon exercise of Warrants (as defined herein)) and (b) warrants (the "Warrants") to purchase shares of Common Stock, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):
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Battle Fowler LLP
August 14, 1997
Page 2

          1. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          2. The Bylaws of the Company, certified as of a recent date by its Secretary;

          3. Resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the Securities (the "Resolutions"), certified as of a recent date by the Secretary of the Company;

          4. A certificate as of a recent date of the SDAT as to the good standing of the Company;

          5. The form of certificate representing a share of the Common Stock, certified as of a recent date by the Secretary of the Company;

          6. A certificate executed by Kenneth E. Barr, Secretary of the Company, dated August 14, 1997; and

          7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth herein, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms; and

Battle Fowler LLP
August 14, 1997
Page 3

          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

          5. In accordance with the Resolutions, the issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be approved by the Board or a duly authorized committee thereof in accordance with the Maryland General Corporation Law (with such approval referred to herein as the "Corporate Proceedings").

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. Upon the completion of all Corporate Proceedings relating to the Securities that are shares of Common Stock (the "Common Securities") and the due execution, countersignature and delivery of certificates representing Common Securities and assuming that the sum of (a) all shares of Common Stock issued as of the date hereof, (b) any shares of Common Stock issued between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities), and (c) the Common Securities will not exceed the total number of shares of Common Stock that the Company is authorized to issue, the Common Securities are duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and Corporate Proceedings, will be validly issued, fully paid and nonassessable.

Battle Fowler LLP
August 14, 1997
Page 4

          3. Upon the completion of all Corporate Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized by all necessary corporate action and when duly executed and delivered by the Company against payment therefor and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers of the Warrants in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will be validly issued.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any securities laws.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for purposes of rendering an opinion to the Board of Directors of the Company in connection with the registration of securities of the Company pursuant to the Registration Statement (Registration No. 333-33007). This opinion may be submitted to the Securities and Exchange Commission as an exhibit to the Registration Statement and, except as provided above, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than the Company) without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                    Very truly yours,



                                    BALLARD SPAHR ANDREWS
                                      & INGERSOLL